UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2023

EMCOR Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8267	11-2125338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Merritt Seven
Norwalk,	Connecticut	06851-1092
(Address of Principal Executive Offices)		(Zip Code)

(203)	849-7800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	EME	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K (the “Amended 8-K”) amends Item 5.02(c) of the Current Report on Form 8-K filed on December 15, 2023 (the “Original Form 8-K") to disclose the subsequent entry by the new principal financial officer and principal accounting officer of EMCOR Group, Inc. (the “Company”), Jason R. Nalbandian, the Company’s Senior Vice President, Chief Financial Officer and Chief Accounting Officer, into three contracts with the Company relating to Executive Officer’s employment with and compensation by the Company, and to provide a brief description thereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2024, EMCOR Group, Inc. (the “Company”) entered into a Continuity Agreement (the “Continuity Agreement”) with Jason R. Nalbandian, the Company’s Senior Vice President, Chief Financial Officer and Chief Accounting Officer (“Executive Officer”). The Continuity Agreement provides that, upon a Change of Control (as that term is defined in the Continuity Agreement) of the Company, Executive Officer’s employment with the Company shall be continued for two years from such Change of Control, with at least the same titles and responsibilities and not less than the same base salary, in each case, as in effect immediately prior to the Change of Control. During such two-year period, Executive Officer shall be entitled to annual bonus payments that are no less than the greater of the aggregate bonuses paid or payable in respect of the year prior to the Change of Control and the average annual aggregate bonuses paid or payable in respect of the three years prior to the Change of Control (the “Bonus Payments”). In addition, during such two-year period, Executive Officer shall receive incentive compensation, pension, general insurance and fringe benefits and perquisites either commensurate with such incentive compensation and benefits provided immediately prior to the Change of Control or, if more favorable, those provided to similarly situated executive officers of the Company following the Change of Control.

The Continuity Agreement further provides that, in the case of an Anticipatory Termination (as that term is defined in the Continuity Agreement) prior to a Change of Control or termination within the two years following the Change of Control by the Company without Cause (as that term is defined in the Severance Agreement) or if Executive Officer terminates his employment for Good Reason (as that term is defined in the Severance Agreement), Executive Officer shall receive a lump sum cash amount equal to three times (i) his base salary in effect at the Change of Control and (ii) the Bonus Payments. In addition, Executive Officer will be entitled to an additional lump sum cash payment equal to the sum of Executive Officer’s annual salary through the date of termination, annual aggregate bonuses, for any calendar year ending before such termination occurs, which would have been payable had Executive Officer remained employed until the date such bonus would otherwise have been paid, a pro rata portion of the Bonus Payments (calculated through the date of termination); and an amount, if any, equal to compensation previously deferred (excluding any qualified plan deferral) and any accrued vacation pay, in each case, in full satisfaction of Executive’s rights thereto.

The foregoing summary of the Continuity Agreement does not purport to be complete and is qualified in its entirety by reference to the Continuity Agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2024.

On May 8, 2024, the Company entered into a Severance Agreement (the “Severance Agreement”) with Executive Officer. Among other things, the Severance Agreement provides that if Executive Officer's employment is terminated by the Company without Cause (as that term is defined in the Severance Agreement) or if he terminates his employment for Good Reason (as that term is defined in the Severance Agreement), he will be entitled to receive, in eight equal quarterly installments commencing with the date of termination, an aggregate amount equal to twice his base salary in effect immediately prior to the occurrence of the event or circumstance upon which the termination is based. In addition, he will be entitled to receive all unpaid amounts in respect of any bonus for any calendar year ended before the date of termination, which would have been payable had Executive Officer remained employed with the Company until such bonus would have been paid. Executive Officer will also be entitled to (i) an amount equal to his target bonus for the year in which his termination takes place that would otherwise be payable based on Executive Officer’s achievement of individual performance goals, multiplied by a fraction, the numerator of which is the number of days in the calendar year in which the termination occurs that he was employed by the Company and the denominator of which is 365 and (ii) an amount equal to the bonus for the year in which his termination takes place that would otherwise be payable based on the actual achievement of Company performance goals, multiplied by a fraction, the numerator of which is the number of days in the calendar year in which the termination occurs that he was employed by the Company and the denominator of which is 365. He will also be entitled for a period of 18 months from the date of termination, at the Company's expense, to coverage for himself (and, to the extent applicable, his eligible dependents) under the Company's medical, dental and hospitalization insurance plans and for a period of 12 months from the date of termination, at the Company's expense, to coverage under the Company's group life and accidental death and dismemberment insurance plans; provided, if he is provided with comparable coverage by a successor employer, any such coverage by the Company shall cease. No severance benefits are payable under the Severance Agreement if benefits are payable to Executive Officer under the Continuity Agreement.

The foregoing summary of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2024.

On May 8, 2024, the Company entered into an Indemnity Agreement with Executive Officer on the form included as Exhibit F to the Letter Agreement dated October 12, 2004 between Anthony J. Guzzi and the Company, which was filed as Exhibit 10.1 to the Company’s Report on Form 8-K filed October 13, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCOR Group, Inc.

Dated: May 9, 2024	By:	/s/ ANTHONY J. GUZZI
Anthony J. Guzzi
Chairman, President, and
Chief Executive Officer